UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007
BEIJING MED-PHARM CORPORATION
(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The NASDAQ Stock Market, LLC has enacted a rule which mandates that all listed companies become eligible to participate in the Direct Registration System (“DRS”) no later than January 1, 2008. DRS enables investors to maintain securities electronically on the books of a transfer agent or issuer, and allows for the electronic transfer of securities.  Beijing Med-Pharm Corporation is subject to the rules of The NASDAQ Stock Market, LLC under a listing agreement pursuant to which the common stock of Beijing Med-Pharm Corporation is quoted on The Nasdaq Global Market. To meet DRS requirements, on December 17, 2007, the Board of Directors of Beijing Med-Pharm Corporation amended and restated its bylaws to permit the issuance and transfer of uncertificated shares.
     A copy of the Amended and Restated Bylaws is attached as Exhibit 3.1 and incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
3.1 – Amended and Restated Bylaws of Beijing Med-Pharm Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION

Date: December 19, 2007	By:	/s/ Fred M. Powell

	Name:	Fred M. Powell
	Title:	Chief Financial Officer

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Beijing Med Pharm Corporation